EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Louis J. Torchio, President and Chief Executive Officer
William W. Harvey, Jr., Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces First Quarter 2023 Earnings and Quarterly Dividend

Columbus, Ohio — April 24, 2023

Northwest Bancshares, Inc., (the “Company”), (NasdaqGS: NWBI) announced net income for the quarter ended March 31, 2023 of $33.7 million, or $0.26 per diluted share. This represents an increase of $5.4 million, or 19.1%, compared to the same quarter last year, when net income was $28.3 million, or $0.22 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended March 31, 2023 were 9.11% and 0.97% compared to 7.17% and 0.80% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on May 15, 2023 to shareholders of record as of May 4, 2023. This is the 114th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's common stock as of March 31, 2023, this represents an annualized dividend yield of approximately 6.7%.

Louis J. Torchio, President and CEO, added, “The loan growth momentum during the prior year carried into the current quarter with loan growth of $171.8 million, or 1.6%, primarily in our commercial loan portfolios generated through our Corporate Finance group, and our newly launched Equipment Finance and Small Business teams. We are pleased to see this loan growth was funded primarily through the growth in our deposit base, which increased $72.6 million from the prior quarter. Although our yield on interest earning assets has continued to increase to 4.15%, our net interest margin began to tighten, declining by 10 basis points to 3.47%, due to the current interest rate environment and our funding needs. Asset quality metrics remain strong with nonperforming and classified assets dropping to $79.8 million and $208.6 million, respectively.”

Mr. Torchio continued, “I am also pleased to report that we have been able to maintain our current deposit base and have not seen outsized deposit outflows due to the recent events in the banking industry. Our uninsured deposits, excluding intercompany accounts and collateralized public funds, continue to remain low at $1.6 billion, or 13.6% of our total deposit base. This low level of uninsured deposits also emphasizes the granularity and diversity of our deposit base with an overall average balance of approximately $16,000. Additionally, our funding availability at March 31, 2023 was approximately $3.6 billion while borrowed funds outstanding were $688.6 million. We are pleased with our current liquidity levels and deposit mix and believe they leave us well positioned for the year.”

Net interest income increased by $21.8 million, or 24.1%, to $112.5 million for the quarter ended March 31, 2023, from $90.6 million for the quarter ended March 31, 2022. This increase in net interest income is a result of both the increase in market interest rates and the change in our interest-earning asset mix throughout 2022 and continuing in the first quarter of 2023. Cash in interest-earning deposits was redeployed into higher yielding loans, which, along with higher market interest rates, caused the yield on interest-earning asset to increase to 4.15% for the quarter ended March 31, 2023 from 2.93% for the quarter ended March 31, 2022. Interest income on loans receivable increased $35.6 million, or 40.3%, due to an increase of $988.3 million, or 10.0%, in the average balance of loans in addition to an increase in the yield on loans to 4.63% for the quarter ended March 31, 2023 from 3.63% for the quarter ended March 31, 2022. Partially offsetting this increase in interest income was an increase in the cost of interest-bearing liabilities to 0.96% for the quarter ended March 31, 2023 from 0.25% for the quarter ended March 31, 2022. This increase was largely due to higher market interest rates causing an increase in both deposit and borrowing costs. The net effect of these changes in interest rates and average balances was an increase in the Company's net interest margin to 3.47% for the quarter ended March 31, 2023 from 2.75% for the same quarter last year.

The provision for credit losses increased by $4.9 million, to $5.0 million for the current quarter ended March 31, 2023 from $115,000 for the quarter ended March 31, 2022. This increase was primarily due to growth within our loan portfolio year over year, as well as forecasted economic deterioration reflected in our allowance for credit loss models. The Company continued to experience improvement in asset quality as classified loans decreased by $111.3 million, or 34.8%, to $208.6 million, or 1.88% of total loans, at March 31, 2023 from $319.9 million, or 3.15% of total loans, at March 31, 2022. Total delinquent loans also decreased to $73.4 million, or just 0.66% of loans receivable, at March 31, 2023 from $75.4 million, or 0.74% of gross loans, at March 31, 2022.

Noninterest income decreased by $1.8 million, or 6.9%, to $24.0 million for the quarter ended March 31, 2023, from $25.7 million for the quarter ended March 31, 2022. This decrease was primarily due to a decrease in mortgage banking income of $941,000, or 64.2%, to $524,000 for the quarter ended March 31, 2023 from $1.5 million for the quarter ended March 31, 2022. This decrease reflects the impact of less favorable pricing in the secondary market, due primarily to the volatile interest rate environment, as well as a decrease in mortgage volumes primarily due to higher market interest rates.

Noninterest expense increased by $7.1 million, or 8.8%, to $87.5 million for the quarter ended March 31, 2023 from $80.3 million for the quarter ended March 31, 2022. This increase primarily resulted from a $2.2 million, or 84.9%, increase in professional services to $4.8 million for the quarter ended March 31, 2023 from $2.6 million for the quarter ended March 31, 2022 due to the use of third-party consulting and staffing support. Also contributing to this variance was a $1.8 million increase in processing expenses to $14.4 million for the quarter ended March 31, 2023, from $12.5 million for the quarter ended March 31, 2022 due to the implementation of additional third party software programs. Merger, asset disposition and restructuring expense increased $1.4 million for the quarter ended March 31, 2023 due to the severance and fixed asset charges related to the branch optimization and personnel reduction announced during the fourth quarter of 2022. Lastly, FDIC insurance premiums increased $1.1 million to $2.2 million for the quarter ended March 31, 2023 from $1.1 million for the quarter ended March 31, 2022 due to an increase in the deposit insurance assessment rate beginning in the first quarter of 2023.

The provision for income taxes increased by $2.7 million, or 35.4%, to $10.3 million for the quarter ended March 31, 2023 from $7.6 million for the quarter ended March 31, 2022 due primarily to an increase in income before taxes in the current year.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of March 31, 2023, Northwest operated 142 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including inflation and an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; (8) changes in liquidity, including the size and composition of our deposit portfolio; and (9) the effect of any pandemic, including COVID-19, war or act of terrorism. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	March 31, 2023	December 31, 2022	March 31, 2022
Assets
Cash and cash equivalents	$96,497	139,365	1,161,006
Marketable securities available-for-sale (amortized cost of $1,402,805, $1,431,728 and $1,542,170, respectively)	1,205,510	1,218,108	1,442,098
Marketable securities held-to-maturity (fair value of $750,345, $751,384 and $677,376, respectively)	866,022	881,249	737,730
Total cash and cash equivalents and marketable securities	2,168,029	2,238,722	3,340,834

Loans held-for-sale	7,006	9,913	19,272
Residential mortgage loans	3,499,078	3,488,686	3,102,617
Home equity loans	1,281,546	1,297,674	1,286,520
Consumer loans	2,232,133	2,168,655	1,895,981
Commercial real estate loans	2,826,485	2,823,555	2,959,893
Commercial loans	1,246,023	1,131,969	874,751
Total loans receivable	11,092,271	10,920,452	10,139,034
Allowance for credit losses	(121,257)	(118,036)	(99,295)
Loans receivable, net	10,971,014	10,802,416	10,039,739

FHLB stock, at cost	41,519	40,143	13,318
Accrued interest receivable	36,177	35,528	26,268
Real estate owned, net	524	413	929
Premises and equipment, net	140,301	145,909	149,970
Bank-owned life insurance	256,310	255,062	254,109
Goodwill	380,997	380,997	380,997
Other intangible assets, net	7,651	8,560	11,654
Other assets	191,294	205,574	193,365
Total assets	$14,193,816	14,113,324	14,411,183
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$2,896,092	2,993,243	3,128,849
Interest-bearing demand deposits	2,541,503	2,686,431	2,891,622
Money market deposit accounts	2,328,050	2,457,569	2,680,613
Savings deposits	2,194,743	2,275,020	2,367,438
Time deposits	1,576,791	1,052,285	1,251,878
Total deposits	11,537,179	11,464,548	12,320,400

Borrowed funds	688,641	681,166	121,436
Subordinated debt	113,927	113,840	123,670
Junior subordinated debentures	129,379	129,314	129,119
Advances by borrowers for taxes and insurance	49,893	47,613	44,022
Accrued interest payable	2,236	3,231	563
Other liabilities	159,286	182,126	148,461
Total liabilities	12,680,541	12,621,838	12,887,671
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 127,065,400, 127,028,848 and 126,686,373 shares issued and outstanding, respectively	1,271	1,270	1,267
Additional paid-in capital	1,020,855	1,019,647	1,012,308
Retained earnings	649,672	641,727	612,481
Accumulated other comprehensive loss	(158,523)	(171,158)	(102,544)
Total shareholders’ equity	1,513,275	1,491,486	1,523,512
Total liabilities and shareholders’ equity	$14,193,816	14,113,324	14,411,183

Equity to assets	10.66%	10.57%	10.57%
Tangible common equity to assets*	8.15%	8.03%	8.07%
Book value per share	$11.91	11.74	12.03
Tangible book value per share*	$8.85	8.67	8.93
Closing market price per share	$12.03	13.98	13.51
Full time equivalent employees	2,066	2,160	2.268
Number of banking offices	150	150	170
*    Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

Interest income:
Loans receivable	$123,745	117,137	106,943	95,574	88,174
Mortgage-backed securities	8,537	8,603	8,683	7,158	6,360
Taxable investment securities	845	840	838	715	677
Tax-free investment securities	700	701	709	683	674
FHLB stock dividends	690	419	148	82	81
Interest-earning deposits	423	153	1,295	1,684	467
Total interest income	134,940	127,853	118,616	105,896	96,433
Interest expense:
Deposits	11,238	3,871	3,157	3,341	3,751
Borrowed funds	11,238	6,938	2,710	2,290	2,059
Total interest expense	22,476	10,809	5,867	5,631	5,810
Net interest income	112,464	117,044	112,749	100,265	90,623
Provision for credit losses - loans	4,870	9,023	7,689	2,629	(1,481)
Provision for credit losses - unfunded commitments (1)	126	1,876	3,585	3,396	1,596
Net interest income after provision for credit losses	107,468	106,145	101,475	94,240	90,508
Noninterest income:
Loss on sale of investments	—	(1)	(2)	(3)	(2)
Service charges and fees	13,189	14,125	14,323	13,673	13,067
Trust and other financial services income	6,449	6,642	6,650	7,461	7,012
Gain/(loss) on real estate owned, net	108	51	290	291	(29)
Income from bank-owned life insurance	1,269	1,663	1,475	2,008	1,983
Mortgage banking income	524	477	766	2,157	1,465
Other operating income	2,430	4,901	3,301	4,861	2,244
Total noninterest income	23,969	27,858	26,803	30,448	25,740
Noninterest expense:
Compensation and employee benefits	46,604	46,658	46,711	48,073	46,917
Premises and occupancy costs	7,471	7,370	7,171	7,280	7,797
Office operations	3,010	3,544	3,229	3,162	3,383
Collections expense	387	563	322	403	520
Processing expenses	14,350	13,585	13,416	12,947	12,548
Marketing expenses	2,892	2,773	2,147	2,047	2,128
Federal deposit insurance premiums	2,223	1,319	1,200	1,130	1,129
Professional services	4,758	5,434	3,363	3,333	2,573
Amortization of intangible assets	909	932	1,047	1,115	1,183
Real estate owned expense	181	53	61	72	37
Merger, asset disposition and restructuring expense	2,802	4,243	—	—	1,374
Other expenses	1,863	2,304	321	1,849	759
Total noninterest expense	87,450	88,778	78,988	81,411	80,348
Income before income taxes	43,987	45,225	49,290	43,277	35,900
Income tax expense	10,308	10,576	11,986	9,851	7,613
Net income	$33,679	34,649	37,304	33,426	28,287

Basic earnings per share	$0.27	0.27	0.29	0.26	0.22
Diluted earnings per share	$0.26	0.27	0.29	0.26	0.22

Annualized return on average equity	9.11%	9.38%	9.84%	8.90%	7.17%
Annualized return on average assets	0.97%	0.98%	1.05%	0.94%	0.80%
Annualized return on tangible common equity *	12.15%	12.48%	13.84%	12.16%	10.14%

Efficiency ratio (1) **	61.38%	57.70%	55.85%	61.43%	66.85%
Annualized noninterest expense to average assets (1) **	2.40%	2.37%	2.20%	2.26%	2.19%
(1)     Reclassified from other expenses for periods prior to March 31, 2023. Respective ratios updated for reclassification.
*    Excludes goodwill and other intangible assets (non-GAAP).
**     Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Net Income (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended March 31,
	2023	2022
Operating results (non-GAAP):
Net interest income	$112,464	90,623
Provision for credit losses	4,996	115
Noninterest income	23,969	25,740
Noninterest expense	84,648	78,974
Income taxes	11,093	7,998
Net operating income (non-GAAP)	$35,696	29,276
Diluted earnings per share (non-GAAP)	$0.28	0.23

Average equity	$1,498,825	1,600,728
Average assets	14,121,496	14,423,574
Annualized return on average equity (non-GAAP)	9.66%	7.42%
Annualized return on average assets (non-GAAP)	1.03%	0.82%

Reconciliation of net operating income to net income:
Net operating income (non-GAAP)	$35,696	29,276
Non-GAAP adjustments, net of tax:
Merger, asset disposition and restructuring expense	(2,017)	(989)
Net income (GAAP)	$33,679	28,287
Diluted earnings per share (GAAP)	$0.26	0.22

Annualized return on average equity (GAAP)	9.11%	7.17%
Annualized return on average assets (GAAP)	0.97%	0.80%

Tangible common equity to tangible assets, including unrealized losses on held-to-maturity investments
Total shareholders’ equity	1,513,275	1,523,512
Less: goodwill and intangible assets	388,648	392,651
Less: unrealized losses on held-to-maturity investments, net of tax	83,287	43,455
Tangible common equity, including unrealized losses on held-to-maturity investments	1,041,340	1,087,406

Total assets	14,193,816	14,411,183
Less: goodwill and intangible assets	388,648	392,651
Tangible assets	13,805,168	14,018,532

Tangible common equity to tangible assets, including unrealized losses on held-to-maturity investments	7.54%	7.76%
* The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude merger, asset disposition and restructuring expense. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Deposits (Unaudited)
(dollars in thousands)

Generally, deposits in excess of $250,000 are not federally insured. The following table provides details around the Company’s uninsured deposits portfolio:

	As of March 31, 2023
	Balance	Percent of total deposits	Number of relationships
Uninsured deposits per the Call Report (1)	$2,917,743	25.29%	4,950
Less intercompany deposit accounts	787,363	6.82%	13
Less collateralized deposit accounts	564,787	4.90%	275
Adjusted balance of uninsured deposits	$1,565,593	13.57%	4,662
(1)     Uninsured deposits presented may be different from actual amounts due to titling of accounts.

Our largest uninsured depositor, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $34.0 million, or 0.29% of total deposits, as of March 31, 2023. Our top ten largest uninsured depositors, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $148.2 million, or 1.28% of total deposits, as of March 31, 2023. The average adjusted uninsured deposit account balance was $336,000 as of March 31, 2023.

The following table provides additional details over the Company’s deposit portfolio:

	As of March 31, 2023
	Balance	Percent of total deposits	Number of accounts
Personal noninterest bearing demand deposits	$1,428,232	12.38%	291,561
Business noninterest bearing demand deposits	1,467,860	12.72%	45,924
Personal interest-bearing demand deposits	1,627,546	14.11%	60,459
Business interest-bearing demand deposits	913,957	7.92%	8,451
Personal money market deposits	1,626,614	14.10%	26,867
Business money market deposits	701,436	6.08%	3,008
Savings deposits	2,194,743	19.02%	216,358
Time deposits	1,576,791	13.67%	61,779
Total deposits	$11,537,179	100.00%	714,407

Our average deposit account balance as of March 31, 2023 was $16,000. The Company’s insured cash sweep deposit balance was $161.6 million as of March 31, 2023.

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	March 31, 2023
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value	Weighted average duration
Debt issued by the U.S. government and agencies:
Due after one year through five years	$20,000	—	(1,421)	18,579	3.60
Due after ten years	52,089	—	(9,653)	42,436	6.28

Debt issued by government sponsored enterprises:
Due after one year through five years	20,983	—	(2,680)	18,303	4.73
Due after five years through ten years	25,600	—	(3,623)	21,977	5.25

Municipal securities:
Due within one year	503	—	—	503	0.25
Due after one year through five years	990	27	(12)	1,005	2.59
Due after five years through ten years	38,384	1	(1,612)	36,773	4.72
Due after ten years	87,322	131	(11,059)	76,394	9.04

Corporate debt issues:
Due after five years through ten years	13,528	—	(958)	12,570	5.62

Residential mortgage-backed agency securities:
Fixed rate pass-through	221,361	49	(28,136)	193,274	6.02
Variable rate pass-through	8,287	4	(149)	8,142	4.24
Fixed rate agency CMOs	886,717	—	(137,663)	749,054	5.22
Variable rate agency CMOs	27,041	35	(576)	26,500	3.98
Total residential mortgage-backed agency securities	1,143,406	88	(166,524)	976,970	5.34
Total marketable securities available-for-sale	$1,402,805	247	(197,542)	1,205,510	5.55

Marketable securities held-to-maturity
Government sponsored
Due after one year through five years	$29,477	—	(3,131)	26,346	3.68
Due after five years through ten years	94,978	—	(15,560)	79,418	5.72

Residential mortgage-backed agency securities:
Fixed rate pass-through	$159,504	—	(22,260)	137,244	5.58
Variable rate pass-through	521	—	(7)	514	4.64
Fixed rate agency CMOs	581,013	—	(74,710)	506,303	6.76
Variable rate agency CMOs	529	—	(9)	520	6.16
Total residential mortgage-backed agency securities	741,567	—	(96,986)	644,581	6.51
Total marketable securities held-to-maturity	$866,022	—	(115,677)	750,345	6.32

Northwest Bancshares, Inc. and Subsidiaries
Borrowed Funds (Unaudited)
(dollars in thousands)

	March 31, 2023
	Amount	Average rate
Term notes payable to the FHLB of Pittsburgh, due within one year	$403,000	5.17%
Notes payable to the FHLB of Pittsburgh, due within one year	183,700	5.15%
Total term notes payable to the FHLB	586,700	5.17%

Collateralized borrowings, due within one year	83,290	1.16%
Collateral received, due within one year	18,651	5.17%
Subordinated debentures, net of issuance costs	113,927	4.28%
Junior subordinated debentures	129,379	6.77%
Total borrowed funds *	$931,947	4.92%
* As of March 31, 2023, the Company had $3.2 billion of additional borrowing capacity available with the FHLB of Pittsburgh, including a $250.0 million overnight line of credit, which had a $183.7 million drawn balance, as well as $305.0 million of borrowing capacity available with the Federal Reserve Bank and $105.0 million with two correspondent banks.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of Loan Portfolio by Loan Sector (Unaudited)

Commercial real estate loans outstanding
The following table provides the various loan sectors in our commercial real estate portfolio at March 31, 2023:

March 31, 2023
Property type	Percent of portfolio
5 or more unit dwelling	14.1%
Nursing home	13.4%
Retail building	11.9%
Commercial office building - non-owner occupied	8.6%
Residential acquisition & development - 1-4 family, townhouses and apartments	5.7%
Manufacturing & industrial building	3.6%
Commercial acquisition and development	3.6%
Warehouse/storage building	3.5%
Multi-use building - office and warehouse	3.5%
Commercial office building - owner occupied	3.4%
Hotel/motel	3.1%
Single family dwelling	3.0%
Other medical facility	2.7%
Student housing	2.7%
Multi-use building - commercial, retail and residential	2.6%
2-4 family	2.4%
Agricultural real estate	2.3%
All other	9.9%
Total	100.0%

The following table provides our commercial real estate portfolio by state at March 31, 2023:

March 31, 2023
State	Percent of portfolio
New York	31.0%
Pennsylvania	30.6%
Ohio	19.4%
Indiana	8.7%
Virginia	2.3%
All other	8.0%
Total	100.0%

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Nonaccrual loans current:
Residential mortgage loans	$1,423	1,496	2,186	1,970	1,884
Home equity loans	1,084	1,418	1,158	1,337	1,376
Consumer loans	911	836	833	976	1,148
Commercial real estate loans	50,045	53,303	56,193	60,537	79,810
Commercial loans	1,468	895	1,801	5,270	6,060
Total nonaccrual loans current	$54,931	57,948	62,171	70,090	90,278
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$688	473	54	2	760
Home equity loans	18	180	316	172	195
Consumer loans	223	178	155	158	190
Commercial real estate loans	1,900	1,220	55	911	333
Commercial loans	341	145	237	358	4
Total nonaccrual loans delinquent 30 days to 59 days	$3,170	2,196	817	1,601	1,482
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$919	31	32	199	830
Home equity loans	338	290	432	566	371
Consumer loans	340	341	382	226	280
Commercial real estate loans	1,355	473	848	630	—
Commercial loans	126	96	132	73	—
Total nonaccrual loans delinquent 60 days to 89 days	$3,078	1,231	1,826	1,694	1,481
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$3,300	5,574	5,544	5,445	3,976
Home equity loans	2,190	2,257	1,779	2,081	2,968
Consumer loans	2,791	2,672	2,031	1,942	1,782
Commercial real estate loans	8,010	7,867	8,821	14,949	21,399
Commercial loans	1,139	1,491	638	583	795
Total nonaccrual loans delinquent 90 days or more	$17,430	19,861	18,813	25,000	30,920
Total nonaccrual loans	$78,609	81,236	83,627	98,385	124,161
Total nonaccrual loans	$78,609	81,236	83,627	98,385	124,161
Loans 90 days past due and still accruing	652	744	357	379	420
Nonperforming loans	79,261	81,980	83,984	98,764	124,581
Real estate owned, net	524	413	450	1,205	929
Nonperforming assets	$79,785	82,393	84,434	99,969	125,510

Nonperforming loans to total loans	0.71%	0.75%	0.78%	0.95%	1.23%
Nonperforming assets to total assets	0.56%	0.58%	0.61%	0.71%	0.87%
Allowance for credit losses to total loans	1.09%	1.08%	1.02%	0.94%	0.98%
Allowance for total loans excluding PPP loan balances	1.09%	1.08%	1.02%	0.95%	0.98%
Allowance for credit losses to nonperforming loans	152.98%	143.98%	130.76%	99.59%	79.70%

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At March 31, 2023	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,499,135	—	6,330	—	—	3,505,465
Home equity loans	1,277,915	—	3,631	—	—	1,281,546
Consumer loans	2,227,379	—	4,754	—	—	2,232,133
Total Personal Banking	7,004,429	—	14,715	—	—	7,019,144
Commercial Banking:
Commercial real estate loans	2,585,676	69,837	171,591	—	—	2,827,104
Commercial loans	1,217,344	6,381	22,298	—	—	1,246,023
Total Commercial Banking	3,803,020	76,218	193,889	—	—	4,073,127
Total loans	$10,807,449	76,218	208,604	—	—	11,092,271
At December 31, 2022
Personal Banking:
Residential mortgage loans	$3,484,870	—	13,729	—	—	3,498,599
Home equity loans	1,292,146	—	5,528	—	—	1,297,674
Consumer loans	2,164,220	—	4,435	—	—	2,168,655
Total Personal Banking	6,941,236	—	23,692	—	—	6,964,928
Commercial Banking:
Commercial real estate loans	2,579,809	55,076	188,670	—	—	2,823,555
Commercial loans	1,100,707	7,384	23,878	—	—	1,131,969
Total Commercial Banking	3,680,516	62,460	212,548	—	—	3,955,524
Total loans	$10,621,752	62,460	236,240	—	—	10,920,452
At September 30, 2022
Personal Banking:
Residential mortgage loans	$3,388,168	—	13,730	—	—	3,401,898
Home equity loans	1,279,968	—	5,021	—	—	1,284,989
Consumer loans	2,112,478	—	3,760	—	—	2,116,238
Total Personal Banking	6,780,614	—	22,511	—	—	6,803,125
Commercial Banking:
Commercial real estate loans	2,589,648	34,684	188,498	—	—	2,812,830
Commercial loans	1,094,830	4,004	26,736	—	—	1,125,570
Total Commercial Banking	3,684,478	38,688	215,234	—	—	3,938,400
Total loans	$10,465,092	38,688	237,745	—	—	10,741,525
At June 30, 2022
Personal Banking:
Residential mortgage loans	$3,273,117	—	13,658	—	—	3,286,775
Home equity loans	1,275,124	—	5,368	—	—	1,280,492
Consumer loans	1,998,863	—	3,682	—	—	2,002,545
Total Personal Banking	6,547,104	—	22,708	—	—	6,569,812
Commercial Banking:
Commercial real estate loans	2,600,207	51,540	224,429	—	—	2,876,176
Commercial loans	954,129	2,468	30,239	—	—	986,836
Total Commercial Banking	3,554,336	54,008	254,668	—	—	3,863,012
Total loans	$10,101,440	54,008	277,376	—	—	10,432,824
At March 31, 2022
Personal Banking:
Residential mortgage loans	$3,108,366	—	13,523	—	—	3,121,889
Home equity loans	1,280,342	—	6,178	—	—	1,286,520
Consumer loans	1,892,162	—	3,819	—	—	1,895,981
Total Personal Banking	6,280,870	—	23,520	—	—	6,304,390
Commercial Banking:
Commercial real estate loans	2,633,808	62,091	263,994	—	—	2,959,893
Commercial loans	839,125	3,277	32,349	—	—	874,751
Total Commercial Banking	3,472,933	65,368	296,343	—	—	3,834,644
Total loans	$9,753,803	65,368	319,863	—	—	10,139,034
*    Includes $7.4 million, $7.4 million, $4.5 million, $7.4 million, and $4.4 million of acquired loans at March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022, and March 31, 2022, respectively.
**    Includes $31.9 million, $39.1 million, $51.4 million, $59.3 million, and $71.9 million of acquired loans at March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022, and March 31, 2022, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	March 31, 2023		*	December 31, 2022		*	September 30, 2022		*	June 30, 2022		*	March 31, 2022		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	259	$26,992	0.8%	304	$29,487	0.8%	26	$1,052	—%	20	$785	—%	281	$24,057	0.8%
Home equity loans	111	4,235	0.3%	145	6,657	0.5%	88	3,278	0.3%	107	3,664	0.3%	105	3,867	0.3%
Consumer loans	587	6,930	0.3%	737	9,435	0.4%	549	6,546	0.3%	563	6,898	0.3%	523	6,043	0.3%
Commercial real estate loans	23	4,834	0.2%	29	4,008	0.1%	13	1,332	—%	26	2,701	0.1%	25	3,643	0.1%
Commercial loans	46	4,253	0.3%	51	2,648	0.2%	48	2,582	0.2%	24	1,486	0.2%	16	1,268	0.1%
Total loans delinquent 30 days to 59 days	1,026	$47,244	0.4%	1,266	$52,235	0.5%	724	$14,790	0.1%	740	$15,534	0.1%	950	$38,878	0.4%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	23	$1,922	0.1%	65	$5,563	0.2%	51	$4,320	0.1%	61	$5,941	0.2%	24	$1,950	0.1%
Home equity loans	31	1,061	0.1%	29	975	0.1%	36	1,227	0.1%	28	952	0.1%	28	1,138	0.1%
Consumer loans	185	2,083	0.1%	255	3,070	0.1%	223	2,663	0.1%	178	1,460	0.1%	159	1,839	0.1%
Commercial real estate loans	17	1,949	0.1%	16	2,377	0.1%	13	1,741	0.1%	9	1,472	0.1%	1	112	—%
Commercial loans	19	1,088	0.1%	24	1,115	0.1%	14	808	0.1%	6	341	—%	3	103	—%
Total loans delinquent 60 days to 89 days	275	$8,103	0.1%	389	$13,100	0.1%	337	$10,759	0.1%	282	$10,166	0.1%	215	$5,142	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	39	$3,300	0.1%	65	$5,574	0.2%	64	$5,544	0.2%	63	$5,445	0.2%	47	$3,976	0.1%
Home equity loans	65	2,190	0.2%	68	2,257	0.2%	65	1,779	0.1%	69	2,081	0.2%	91	2,968	0.2%
Consumer loans	313	3,279	0.1%	334	3,079	0.1%	289	2,388	0.1%	286	2,321	0.1%	287	2,202	0.1%
Commercial real estate loans	18	8,010	0.3%	19	7,867	0.3%	22	8,821	0.3%	31	14,949	0.5%	41	21,399	0.7%
Commercial loans	24	1,302	0.1%	15	1,829	0.2%	11	638	0.1%	10	583	0.1%	10	795	0.1%
Total loans delinquent 90 days or more	459	$18,081	0.2%	501	$20,606	0.2%	451	$19,170	0.2%	459	$25,379	0.2%	476	$31,340	0.3%

Total loans delinquent	1,760	$73,428	0.7%	2,156	$85,941	0.8%	1,512	$44,719	0.4%	1,481	$51,079	0.5%	1,641	$75,360	0.7%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $331,000, $1.7 million, $783,000, $6.3 million, and $7.1 million at March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022, and March 31, 2022, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Beginning balance	$118,036	109,819	98,355	99,295	102,241
ASU 2022-02 Adoption	426	—	—	—	—
Provision	4,870	9,023	7,689	2,629	(1,481)
Charge-offs residential mortgage	(207)	(546)	(166)	(138)	(1,183)
Charge-offs home equity	(164)	(232)	(535)	(255)	(447)
Charge-offs consumer	(2,734)	(2,430)	(2,341)	(1,912)	(1,723)
Charge-offs commercial real estate	(657)	(621)	(1,329)	(4,392)	(1,024)
Charge-offs commercial	(865)	(404)	(243)	(329)	(681)
Recoveries	2,552	3,427	8,389	3,457	3,593
Ending balance	$121,257	118,036	109,819	98,355	99,295
Net charge-offs to average loans, annualized	0.08%	0.03%	(0.14)%	0.14%	0.06%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	March 31, 2023			December 31, 2022			September 30, 2022			June 30, 2022			March 31, 2022
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$3,493,617	32,009	3.66%	$3,439,401	30,974	3.60%	$3,331,173	29,414	3.53%	$3,171,469	27,327	3.45%	$2,980,788	25,542	3.43%
Home equity loans	1,284,425	16,134	5.09%	1,282,733	15,264	4.72%	1,274,918	13,658	4.25%	1,277,440	11,961	3.76%	1,293,986	11,472	3.60%
Consumer loans	2,123,672	20,794	3.97%	2,069,207	19,709	3.78%	1,981,754	17,256	3.45%	1,880,769	15,777	3.36%	1,799,037	14,907	3.36%
Commercial real estate loans	2,824,120	37,031	5.24%	2,822,008	35,428	4.91%	2,842,597	34,158	4.70%	2,915,750	31,844	4.32%	3,000,204	29,757	3.97%
Commercial loans	1,161,298	18,353	6.32%	1,113,178	16,315	5.74%	1,050,124	12,978	4.84%	912,454	9,090	3.94%	824,770	6,897	3.34%
Total loans receivable (a) (b) (d)	10,887,132	124,321	4.63%	10,726,527	117,690	4.35%	10,480,566	107,464	4.07%	10,157,882	95,999	3.79%	9,898,785	88,575	3.63%
Mortgage-backed securities (c)	1,909,676	8,537	1.79%	1,956,167	8,603	1.76%	2,019,715	8,683	1.72%	1,952,375	7,158	1.47%	1,945,173	6,360	1.31%
Investment securities (c) (d)	384,717	1,761	1.83%	386,468	1,753	1.81%	388,755	1,762	1.81%	376,935	1,590	1.69%	373,694	1,540	1.65%
FHLB stock, at cost	39,631	690	7.06%	26,827	419	6.19%	14,028	148	4.19%	13,428	82	2.44%	13,870	81	2.38%
Other interest-earning deposits	30,774	423	5.50%	9,990	153	5.99%	253,192	1,295	2.00%	846,142	1,684	0.79%	1,218,960	467	0.15%
Total interest-earning assets	13,251,930	135,732	4.15%	13,105,979	128,618	3.89%	13,156,256	119,352	3.60%	13,346,762	106,513	3.20%	13,450,482	97,023	2.93%
Noninterest-earning assets (e)	869,566			877,121			896,663			909,943			973,092
Total assets	$14,121,496			$13,983,100			$14,052,919			$14,256,705			$14,423,574
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits (g)	$2,198,988	690	0.13%	$2,298,451	585	0.10%	$2,350,248	594	0.10%	$2,361,919	589	0.10%	$2,334,494	592	0.10%
Interest-bearing demand deposits (g)	2,612,883	951	0.15%	2,718,360	509	0.07%	2,794,338	360	0.05%	2,857,336	310	0.04%	2,875,430	321	0.05%
Money market deposit accounts (g)	2,408,582	4,403	0.74%	2,512,892	1,310	0.21%	2,620,850	692	0.10%	2,653,467	668	0.10%	2,668,105	653	0.10%
Time deposits (g)	1,293,609	5,194	1.63%	1,024,895	1,467	0.57%	1,110,906	1,511	0.54%	1,220,815	1,774	0.58%	1,292,608	2,185	0.69%
Borrowed funds (f)	740,218	7,938	4.35%	451,369	3,967	3.49%	127,073	239	0.75%	123,749	167	0.54%	135,289	158	0.47%
Subordinated debt	113,870	1,148	4.03%	113,783	1,148	4.04%	113,695	1,149	4.04%	119,563	1,203	4.03%	123,608	1,250	4.05%
Junior subordinated debentures	129,335	2,152	6.66%	129,271	1,823	5.52%	129,207	1,322	4.00%	129,142	920	2.82%	129,077	651	2.02%
Total interest-bearing liabilities	9,497,485	22,476	0.96%	9,249,021	10,809	0.46%	9,246,317	5,867	0.25%	9,465,991	5,631	0.24%	9,558,611	5,810	0.25%
Noninterest-bearing demand deposits (g)	2,889,973			3,039,000			3,093,490			3,090,372			3,060,698
Noninterest-bearing liabilities	235,213			229,794			209,486			193,510			203,537
Total liabilities	12,622,671			12,517,815			12,549,293			12,749,873			12,822,846
Shareholders’ equity	1,498,825			1,465,285			1,503,626			1,506,832			1,600,728
Total liabilities and shareholders’ equity	$14,121,496			$13,983,100			$14,052,919			$14,256,705			$14,423,574
Net interest income/Interest rate spread		113,256	3.19%		117,809	3.43%		113,485	3.35%		100,882	2.96%		91,213	2.68%
Net interest-earning assets/Net interest margin	$3,754,445		3.47%	$3,856,958		3.57%	$3,909,939		3.42%	$3,880,771		3.07%	$3,891,871		2.75%
Ratio of interest-earning assets to interest-bearing liabilities	1.40X			1.42X			1.42X			1.41X			1.41X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of deposits were 0.40%, 0.13%, 0.11%, 0.11%, and 0.12%, respectively and average cost of Interest-bearing deposits were 0.54%, 0.18%, 0.14%, 0.15%, and 0.17%, respectively.
(h)    Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans — 4.61%, 4.33%, 4.05%, 3.77%, and 3.61%, respectively, Investment securities — 1.61%, 1.59%, 1.59%, 1.48%, and 1.45%, respectively, Interest-earning assets — 4.13%, 3.87%, 3.58%, 3.18%, and 2.91%, respectively. GAAP basis net interest rate spreads were 3.17%, 3.41%, 3.33%, 2.94%, and 2.66%, respectively, and GAAP basis net interest margins were 3.44%, 3.54%, 3.40%, 3.05%, and 2.73%, respectively.